ROSENTHAL
BUSINESS CREDIT

A DIVISION OF
ROSENTHAL & ROSENTHAL, INC.

August 9, 2006

Alliance Distributors Holding, Inc.
15-15 132nd Street
College Point NY 11356

Ladies & Gentlemen:

We refer to the Amended and Restated Financing Agreement entered into between us dated November 11, 2004, as assumed by you on November 30, 2004, and as amended (the "Financing Agreement").

It is agreed that effective June 30, 2006 the first sentence of Section 6.10 of the Financing Agreement shall be amended to read in its entirety as follows:

> 6.10 Borrower shall during the term of this Agreement not make capital expenditures in any fiscal year of Borrower exceeding $750,000.

Except as hereinabove specifically set forth, the Financing Agreement shall remain unmodified and in full force and effect.

ROSENTHAL & ROSENTHAL, INC.

BY: [signature]
Ian Brown
Vice President

AGREED:

ALLIANCE DISTRIBUTORS HOLDING, INC.

BY: ______________________
Jay Gelman
CEO and Chairman of the Board